UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 4, 2006
GNC CORPORATION
GENERAL NUTRITION CENTERS, INC.
(Exact names of registrants as specified in their charters)

Delaware	333-116040	72-1575170
Delaware	333-114502	72-1575168
(States of incorporation)	(Commission File Numbers)	(IRS Employer
Identification Nos.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)
(412) 288-4600
(Registrants’ telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (e) General Nutrition Centers, Inc. (“Centers”), together with its sole stockholder, GNC Corporation (“GNC”), and its indirect 100% parent, GNC Parent Corporation (“GNC Parent” and, together with Centers and GNC, and their other direct and indirect subsidiaries, the “Company”), have entered into or modified certain compensatory arrangements with respect to the Company's principal executive officer, principal financial officer, and other named executive officers, which are summarized in this report.
          Discretionary Payments
          On November 21, 2006, GNC Parent paid a cash dividend to the holders of record of its common stock in an amount equal to $5.42 per share. Each of the named executive officers, to the extent they were a holder of shares of GNC Parent common stock as of November 21, 2006 participated in the dividend.
          Recognizing that the payment of the dividend caused an immediate and substantial dilution in the value of the outstanding stock options of GNC Parent, and in order to continue to incentivize current employees and directors, on December 4, 2006, the board of directors of Centers approved discretionary payments to each employee of Centers and its direct and indirect subsidiaries and each current and former director, in each case who held outstanding options as of November 21, 2006 to purchase the common stock of GNC Parent (whether originally granted by Parent or pursuant to substitution by GNC Parent for stock options of GNC Parent). The first group of payments, which was paid by Centers during the week of December 4, 2006, was in an amount equal to $5.42 per each outstanding option share which is fully vested and exercisable on or before December 15, 2006. The second group of payments was authorized to be made as and when each such employee’s or director’s unvested option shares become fully vested and exercisable, in an amount equal to $5.42 per each outstanding option share which is not fully vested and exercisable on or before December 15, 2006.
          The discretionary payments made or payable to certain of the Company’s named executive officers are as follows:

		Discretionary
	Discretionary	Payment Payable
	Payment Based on	Based on
	Vested Option	Unvested Option
Named Executive Officer	Shares	Shares
Robert J. DiNicola, Executive Chairman of the Board	$4,625,965	—

Joseph Fortunato, President and Chief Executive Officer	$2,291,386	$1,409,384

Robert Homler (former executive officer)	$578,244	$1,734,741

Curtis J. Larrimer, Executive Vice President and Chief Financial Officer	$477,209	$447,979

Michael Locke, Senior Vice President of Manufacturing	$309,010	$107,321

Susan Trimbo, Senior Vice President of Scientific Affairs	$373,129	$135,722

          Management Compensation
          On December 5, 2006, the compensation committee of the board of directors of each of GNC Parent, GNC, and Centers (the “Compensation Committee”) completed its annual management review. As part of the review process, the Compensation Committee approved an increase in annual base salary, effective as of December 4, 2006, for the following named executive officers to the indicated amounts: Fortunato, $750,000; Larrimer, $350,000; Locke, $247,000; and Trimbo, $240,000.
          The Compensation Committee also approved a plan for 2007 management incentive compensation, which includes incentive compensation potential for certain of the named executive officers within the following ranges:
•	Fortunato—target 50% of annual base salary and maximum 120% of annual base salary.

•	Larrimer—target 40% of annual base salary and maximum 100% of annual base salary.

•	Locke and Trimbo— target 35% of annual base salary and maximum 55% of annual base salary.
          For each of these named executive officers, the incentive compensation potential for 2007 is at the following levels:
•	First threshold—33% of target based on achieving budgeted revenue and budgeted EBITDA.

•	Second threshold—66% of target based on achieving budgeted revenue and approximately 103% of budgeted EBITDA.

•	Target—100% of target based on achieving budgeted revenue and approximately 107% of budgeted EBITDA.

•	Maximum—maximum for each named executive officer based on achieving budgeted revenue and approximately 112% of budgeted EBITDA.
          Amended and Restated Employment Agreement with Joseph M. Fortunato, President and Chief Executive Officer
          On December 8, 2006, Centers entered into an Amended and Restated Employment Agreement (the “New Employment Agreement”) with Joseph M. Fortunato, President and Chief Executive Officer of the Company. The New Employment Agreement is effective for all purposes as of November 19, 2006. The New Employment Agreement supersedes Centers’ Employment Agreement with Mr. Fortunato dated November 23, 2005 (the “Prior Employment Agreement”). The New Employment Agreement modifies the Prior Employment Agreement in the following respects:
•	It provides for an employment term up to December 31, 2008, with automatic annual one-year renewals thereafter subject to notice of nonrenewal by Centers or Mr. Fortunato not less than one year prior to the end of the applicable employment period. The Prior Employment Agreement would have been automatically renewed for a term up to December 31, 2008 in the absence of notice of nonrenewal on or before December 31, 2006.

•	It provides for an annual base salary of $750,000.

•	It provides for a success bonus in the amount of $500,000 in the event of a consummation of an underwritten public offering of shares of GNC Parent common stock with gross proceeds of not less than $200 million or a change of control (as defined in the New Employment Agreement).

•	It provides upon Mr. Fortunato’s death or total disability (as defined in the New Employment Agreement) for the mandatory payment of a prorated share of the annual bonus provided for in the New Employment Agreement.

•	The New Employment Agreement has otherwise been updated to conform to Centers’ current form of executive employment agreement, including references to GNC Parent as the ultimate parent for the Company. Centers does not deem these changes to be material.
          The provisions of the New Employment Agreement are otherwise consistent with the Prior Employment Agreement. The Prior Employment Agreement is summarized in Centers’ annual report on Form 10-K for the year ended December 31, 2006.
          The description of the New Employment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the New Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d)      Exhibits.
10.1	Employment Agreement, dated December 8, 2006, by and between General Nutrition Centers, Inc. and Joseph M. Fortunato.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated: December 8, 2006

GNC CORPORATION GENERAL NUTRITION CENTERS, INC. (Registrants)
By:	/s/ Mark L. Weintrub
Mark L. Weintrub
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated December 8, 2006, by and between General Nutrition Centers, Inc. and Joseph M. Fortunato.